UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2017
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2017, Masonite International Corporation (the “Company”, “we” or “us”) issued a press release announcing that Randy White will be joining us as our Senior Vice President, Global Operations & Supply Chain, effective on or about September 25, 2017.

Mr. White, age 47, is joining us from Joy Global, Inc., a leading manufacturer of high productivity mining equipment, where he has served in various operations and manufacturing roles since 2008, most recently serving as the Vice President Operations, Supply Chain, Quality and Operational Excellence (Lean) since 2014 and serving as Vice President Operational Excellence and Quality from 2013 to 2014 and as Director of Manufacturing, Americas from 2011 to 2013. Prior to joining Joy Global, Inc. he held various marketing and operational positions with Magnum Magnetics Inc. (2005-2007) and Cooper Crouse-Hinds (2004-2005). Prior to that, he spent ten years at The Wiremold Company as a Product Manager and a Production Supervisor in addition to other operational roles.

In connection with accepting employment with us, on September 1, 2017, Mr. White signed an employment offer letter with us (the “Offer Letter”). Pursuant to the Offer Letter, Mr. White’s annual base salary will be $400,000. In addition, Mr. White will be eligible to participate in our executive annual cash bonus plan in 2017, with a target annual bonus equal to 55% of his annual base salary. We have agreed to pay Mr. White a minimum annual bonus for 2017 of $55,000 under the executive annual cash bonus plan for 2017. Mr. White will be eligible to receive a long-term equity incentive award pursuant to our annual equity program beginning with the grant to be made in 2018 with an annual target equity value of 100% of his annual base salary. In addition, Mr. White will be eligible to receive a sign-on bonus of $250,000 on or before March 15, 2018, subject to his execution of our customary reimbursement agreement which provides for repayment of some or all of the sign-on bonus if Mr. White voluntarily terminates employment within two years after the commencement of his employment with us. Mr. White will also receive a new-hire equity award consisting of that number of time-vesting restricted stock units as is determined by dividing $250,000 by the closing price of our stock as of the date immediately preceding the date of his employment start date. This award is subject to time-vesting as to 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date and is otherwise subject to the terms and conditions of our 2012 Equity Incentive Plan and the applicable equity award agreement thereunder. Mr. White is also expected to relocate to Tampa, Florida in the summer of 2018, and will be eligible to participate in our relocation program which provides for a lump sum allowance of $25,000, subject to his execution of our customary reimbursement agreement which provides for repayment of some or all of the allowance if Mr. White voluntarily terminates employment within two years after his relocation. We have also agreed to purchase Mr. White’s current home if it does not sell within a mutually agreed upon time period.

We intend to enter into an employment agreement with Mr. White upon terms and conditions to be determined.

The foregoing description of the Offer Letter does not purport to be a complete description and is qualified in its entirety by the full text of the Offer Letter, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Other than the terms of the Offer Letter described above, there are no arrangements or understandings between Mr. White and any other person pursuant to which he was selected to be an officer of the Company, nor is Mr. White a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 12, 2017, the Company issued a press release announcing that Randy White will be joining us as our Senior Vice President, Global Operations & Supply Chain, effective on or about September 25, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter dated August 31, 2017.
Exhibit 99.1	Press release issued by Masonite International Corporation on September 12, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	September 12, 2017	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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